Exhibit 99.1

This Letter of Transmittal relates to the Prospectus dated November 16, 2009 of Bristol-Myers Squibb Company (“BMS”), a Delaware corporation, and constitutes BMS’

offer to exchange up to 170,000,000 shares of class A common stock of Mead Johnson Nutrition Company (“MJN”), a Delaware corporation, for outstanding shares of

BMS’ common stock that are validly tendered and not properly withdrawn in the exchange offer (the “Exchange Offer”).

I/we the undersigned, surrender to you for tendering the share(s) identified. I/we certify that I/we have complied with all requirements as stated in the instructions. I/we have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other shares of BMS’ common stock or other securities issued or issuable in respect of such shares). When the same are accepted for exchange, BMS will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. I/we own the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of

1934, as amended.

Please complete the back if you would like to transfer ownership or request special mailing.

A

Signature of Stockholder Date Daytime Telephone #

Signature of Stockholder Date Daytime Telephone #

X

X

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(

s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

LETTER OF TRANSMITTAL FOR THE EXCHANGE OFFER FOR BRISTOL-MYERS SQUIBB COMPANY COMMON STOCK

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE

INFORMATION IN BOX NUMBER E ON THE REVERSE SIDE.

Investor ID Number

B Tender All

C Partial

Tender

WHOLE SHARES

PLACE AN IN ONE X TENDER BOX ONLY

D Odd Lot Preference

DO NOT DETACH–FOLD ONLY AND INSERT IN PROVIDED ENVELOPE

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON

DECEMBER 14, 2009 (THE “EXPIRATION DATE”) UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THIS

EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

BOOK SHARES

❺ SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service
Payer's Request for Taxpayer Identification Number (TIN)

PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

FILL IN the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**

2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**

3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/Sole proprietor ☐

Corporation ☐ Partnership ☐

Limited liability company ☐

Enter the tax classification D=disregarded entity ☐

C=corporation ☐ P=partnership ☐

☐ Other ▶ ____________

Signature ______________________ Date __________

❻ Special Transfer Instructions and Signature Guarantee Medallion

To be completed ONLY if shares of MJN common stock and a check for cash in lieu of fractional shares of MJN common stock payable in the Exchange Offer, if applicable, are to be credited in the name of someone other than the registered holder listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet.

Name (Please Print First, Middle & Last Name)

(Title of Officer Signing this Guarantee)

Address (Number and Street)

(Name of Guarantor - Please Print)

(City, State & Zip Code)

(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

❼ Special Mailing Instructions

To be completed ONLY if shares of MJN common stock and a check for cash in lieu of fractional shares of MJN common stock payable in the Exchange Offer, if applicable, are to be sent to someone other than the registered holder listed on the front side of this Letter of Transmittal at an address other than that listed on the front side of this Letter of Transmittal. See Instruction 8 of the Instruction Booklet.

Mail check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

▲ **DO NOT DETACH–FOLD ONLY AND INSERT IN PROVIDED ENVELOPE** ▲

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

❶ Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

❷ If you are tendering all your shares, please check this box only.

❸ If you are tendering some of your shares, please check this box and indicate the number of shares you wish to tender.

❹ If you are an owner of less than 100 shares of BMS common stock and are tendering all your shares, check this box.

❺ **PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER** if you are a U.S. person. If the Taxpayer Identification Number is incorrect or blank, write the corrected number in Box 5 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of payments of cash in lieu of fractional shares of MJN common stock as required by the IRS if you fail to provide a correct Taxpayer Identification Number or the proper certification. If you are a non - U.S. person, please complete and return Form W-8BEN (or other appropriate form) to avoid backup withholding on payments of cash in lieu of fractional shares of MJN common stock. Withholding will not apply to any shares of MJN common stock payable in the Exchange Offer.

❻ If you want your shares of MJN common stock and check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

❼ Complete Box 7 only if your shares of MJN common stock and check for cash are to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT THE INFORMATION AGENT FOR THE EXCHANGE:

By Mail:
Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038

By Telephone:
1-800-868-1359 (toll-free within the United States)
(212) 806-6859 (outside the United States)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:
BNY Mellon Shareowner Services
P.O. Box 3321
Attn: Corporate Action Dept.
South Hackensack, NJ 07606

By Overnight Courier or By Hand:
BNY Mellon Shareowner Services
Attn: Corporate Action Dept.
480 Washington Boulevard
South Hackensack, NJ 07606